                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made as of November 30, 2004 by and between SiVault Systems, Inc. ("SiVault"), a Nevada corporation with offices at 2665 North First Street, Suite 300, San Jose, California 95134, and Viaquo Corporation, a Delaware corporation with a principal place of business at 2665 North First Street, Suite 300, San Jose, California 95134 ("Viaquo").

                                    RECITALS

         WHEREAS, SiVault and Viaquo are parties to that certain Agreement for Purchase and Sale of Assets of even date herewith (the "Asset Purchase Agreement");

         WHEREAS, in order to induce Viaquo to enter into the Asset Purchase Agreement, SiVault hereby agrees that this Agreement shall govern the rights of Viaquo to register for public trade the Purchase Price Shares (as defined in the Asset Purchase Agreement) issued and/or issuable to Viaquo under the Asset Purchase Agreement;

         NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Registration Rights. SiVault covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "1934 Act" shall mean the Securities Exchange Act of
            1934, as amended.

               (c) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (d) The term "Registrable Securities" means the 3,050,000
            Purchase Price Shares (as such term is defined in the Asset Purchase Agreement), as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like; excluding, however, any Registrable Securities sold by Viaquo in a transaction in which Viaquo's rights under this Section 1 are not assigned.

               (e) The term "SEC" shall mean the Securities and Exchange
            Commission.

            1.2 Piggy-Back Registration. SiVault shall, subject to the provisions of Sections 1.3 and 1.6 below and Section 2.2(b) of the Asset Purchase Agreement, use its best efforts to register the Registrable Securities pursuant to Form SB-2 (or such other form as it is eligible to use) as soon as practicable following the date hereof.

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


            1.3 Registration Procedures. SiVault shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement or an amendment to a registration statement previously filed with respect to the resale of such Registrable Securities and continuously use its best efforts to cause such registration statement to become effective and, upon the request of Viaquo, keep such registration statement effective for a period of two years or until the distribution contemplated in the Registration Statement has been completed.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective.

            (c) Furnish to Viaquo such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Viaquo may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by Viaquo.

            (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Viaquo in writing; provided that SiVault shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless SiVault is already subject to service in such jurisdiction and except as may be required by the Act.

            (e) In the event of any underwritten public offering, select an underwriter and enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. If Viaquo participates in any such underwriting, Viaquo shall also enter into and perform its obligations under such an agreement.

            (f) Notify Viaquo at any time when a prospectus relating to such Registration Statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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

            1.4 Furnish Information.

            Viaquo shall furnish to SiVault in writing such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such the Registrable Securities.

            1.5 Expenses of Piggy-Back Registration. SiVault shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for SiVault. SiVault will pay the reasonable fees and disbursements of one counsel for Viaquo selected by Viaquo up to and not exceeding a maximum amount of $10,000, but excluding underwriting discounts and commissions relating to Registrable Securities.

            1.6 Underwriting Requirements. In connection with any offering involving an underwriting of shares of SiVault's capital stock, SiVault shall not be required under Section 1.2 to include any of Viaquo's securities in such underwriting unless Viaquo accepts the terms of the underwriting as agreed upon between SiVault and the underwriters selected by it (or by other persons entitled to select the underwriters). If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then SiVault shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). For purposes of the preceding parenthetical concerning apportionment, shareholders of Viaquo shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. If Viaquo disapproves of the terms of any such underwriting, Viaquo may elect to withdraw therefrom by written notice to SiVault and the underwriter, delivered at least twenty (20) days prior to the effective date of the registration statement.

            1.7 Delay of Registration. Viaquo shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

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

            (a) To the extent permitted by law, SiVault will indemnify and hold harmless Viaquo, the officers and directors of ViaQuo, any underwriter (as defined in the Act) for Viaquo and each person, if any, who controls Viaquo or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading in light of the circumstances when made,; and SiVault will pay to Viaquo and to each such officer, director, underwriter or controlling person, as reasonably incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of SiVault (which consent shall not be unreasonably withheld or delayed), nor shall SiVault be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon: (i) a Violation which occurs in reasonable reliance upon and in conformity with written information furnished expressly for use specifically in connection with such registration by Viaquo or by any such shareholder, officer, director, underwriter or controlling person; (ii) a Violation resulting from failure by Viaquo to send or deliver a copy of the final prospectus delivered by SiVault to Viaquo with or prior to the delivery of written confirmation of the sale by Viaquo to the person asserting the claim from which such damages arise, or (iii) A Violation resulting from an untrue statement or alleged untrue statement in any preliminary prospectus or omission or alleged omission to state therein a material fact if the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

            (b) To the extent permitted by law, Viaquo will, if Registrable Securities held by Viaquo are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless SiVault, each of its directors, each of its officers who has signed the registration statement and each person, if any, who controls SiVault within the meaning of the Act, any underwriter, any other shareholder selling securities in such registration statement, any of such other shareholders' partners, directors and officers and any controlling person of any such underwriter or other shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reasonable reliance upon and in conformity with written information furnished by Viaquo expressly for use in connection with such registration; and Viaquo will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Viaquo, which consent shall not be unreasonably withheld or delayed.

            (c) Promptly after receipt by an indemnified party under this
         Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing and conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability under this Section 1.8 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

            (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided that no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            (f) The obligations of SiVault and Viaquo under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.9 Market Stand-Off. Viaquo hereby agrees that the Registrable Securities shall be subject to the market stand-off provisions set forth in
Section 5.2 of the Asset Purchase Agreement.

         2. Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure exclusively to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding anything to the contrary contained herein, Viaquo may, at its sole expense, assign, without the consent of SiVault, any of its rights or obligations hereunder to any permitted transferee of Registrable Securities, provided that such transfer is effected in compliance with applicable securities laws and that, if requested by SiVault, Viaquo will deliver to SiVault an opinion of counsel reasonably satisfactory to SiVault that the transfer of the Registrable Securities has been effected in compliance with applicable securities laws. For purposes hereof "permitted transferee" shall include any affiliate, shareholder or current or past employee of Viaquo. Except as contemplated by the foregoing sentence or Section 1.8, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            2.3 Counterparts. This Agreement may be executed by facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Any notice or reports required or permitted to be given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Any party and any representative designated below may, by notice to the others, change its address for receiving such notices:

       To Viaquo at:   Viaquo Corporation
                       2460 North First Street, Suite 280, San Jose,  California
                       95131
                       Attention: Franz Ressel
                       Facsimile: 408-321-5184

       To SiVault at:  SiVault Systems, Inc.
                       2665 North First Street, San Jose, California 95131
                       Attention: Emilian Elefteratos
                       Facsimile: 408-321-5101

       with copy to:   Barry A. Carr, Esq.
                       Carr & Ferrell LLP
                       2200 Geng Road
                       Palo Alto, CA  94303
                       Facsimile: (650) 812-3444


            2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both SiVault and Viaquo. Any amendment or waiver effected in accordance with this paragraph shall be binding upon any future holder of any Registrable Securities and SiVault.

            2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.9 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.







                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





VIAQUO CORPORATION                              SIVAULT SYSTEMS, INC.
By:  __________________________                 By:  ___________________________
Name:__________________________                 Name:___________________________
Title: ________________________                 Title: _________________________








       [SIGNATURE PAGE TO SIVAULT - VIAQUO REGISTRATION RIGHTS AGREEMENT]



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